EXHIBIT 99.1
Press Release

Clean Harbors Announces Second-Quarter 2023 Financial Results

•Grows Q2 Revenue to $1.4 Billion on Continued Strength in Environmental Services
•Generates Q2 Net Income of $115.8 Million, or EPS and Adjusted EPS of $2.13
•Delivers Q2 Adjusted EBITDA of $287.5 Million
•Reiterates 2023 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – August 2, 2023 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2023.
“Clean Harbors delivered a strong second-quarter performance, highlighted by the continued momentum of the Environmental Services (ES) segment,” said Eric Gerstenberg, Co-Chief Executive Officer. “The segment’s Adjusted EBITDA margin improved by 140 basis points through a combination of revenue growth, pricing initiatives and productivity gains. The profitable growth in our ES segment partly offset decreased revenue and profitability in our Safety-Kleen Sustainability Solutions (SKSS) segment, which declined due to base oil market conditions. At the same time, we posted the best second-quarter safety results in the Company’s history, registering a Total Recordable Incident Rate (TRIR) of 0.68 to conclude a great first half in safety.”

Second-Quarter Results
Revenues increased 3% to $1.40 billion from $1.36 billion in the same period of 2022. Income from operations was $189.8 million, compared to $211.2 million in the second quarter of 2022.

Net income and adjusted net income were $115.8 million, or $2.13 per diluted share. This compared with net income of $148.2 million, or $2.71 per diluted share, for the same period in 2022. Adjusted for certain items in the 2022 period, adjusted net income in the second quarter of 2022 was $133.1 million, or $2.44 per diluted share. (See reconciliation tables below).

Adjusted EBITDA (see description below) was $287.5 million compared with $309.1 million in the same period of 2022.

Q2 2023 Segment Review
“Healthy demand across our ES segment yielded a 13% increase in Adjusted EBITDA with a 26% margin, reflecting a record level of revenue throughout our service businesses, supported by our disposal and recycling network,” said Gerstenberg. “In Q2, we capitalized on a busy spring turnaround season and solid initial contributions from our recent Thompson Industrial acquisition, leading to revenue growth of 11% in Industrial
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Services. Revenue in Safety-Kleen Environmental Services grew 16%, while Field Services revenue was up 7%. Within Technical Services, our incineration utilization improved sequentially to 84%, but was down from a year ago due to a higher number of maintenance days. We continued to see a healthy mix of waste volumes as our average incineration price was up 8% in the quarter while our landfill average price per ton increased 21% on strong base business.”

“During the quarter the SKSS segment set operational records collecting 64 million gallons of oil and achieving our highest Q2 base oil sales volume,” said Mike Battles, Co-Chief Executive Officer. “However, financial results in the segment were below our expectations due to unfavorable macro supply dynamics and pricing headwinds in the base oil market that included an unexpected June price decline and lower spot pricing throughout the quarter. To address the compression in our re-refining spread, we rapidly shifted from a pay-for-oil (PFO) to a charge-for-oil (CFO) pricing model while still collecting a record amount of used oil. We also maximized plant production, optimizing the economics of the business while navigating the current environment.”

Business Outlook and Financial Guidance
“We remain on track to hit our financial targets in 2023 as momentum in our ES segment continues to offset the decline in SKSS,” said Gerstenberg. “Demand within our key ES businesses has not slowed, and underlying market conditions remain positive. Industrial Services continues to be a meaningful contributor to our 2023 success, and we expect a healthy fall turnaround season. Within our disposal network, our record backlog grew again in Q2, which positions us well for the coming quarters. The buildout of our new incinerator in Kimball, Nebraska is going well as we continue to target an early 2025 opening. The project pipeline within the ES segment shows no sign of slowing. The pace of reshoring remains robust, and government infrastructure spending is just starting to register. We are also seeing customer interest in projects related to the remediation of ‘forever chemicals’ (PFAS) increase. We expect the recent authorization of PFAS incineration by the Department of Defense will support our growth in the coming years. Overall, we continue to anticipate a record year in our ES segment.”

“Within SKSS, we expect challenging market conditions to extend throughout the remainder of the year given that the summer driving season did not stabilize pricing due to global oversupply and destocking efforts by U.S. customers. Therefore, we expect base oil and blended pricing to remain under pressure in the back half of 2023. Our near-term focus will continue to be on effectively managing waste oil collection to supply our plants with the lowest cost gallons possible and running our plants efficiently, while continuing to grow overall sales volumes. Even though we are lowering our 2023 expectations for the SKSS segment again due to current market factors, we fully expect that reduction to be offset by profitable growth in ES,” Battles concluded.

For the third quarter of 2023, Clean Harbors expects its ES segment to continue to grow and perform well. Overall, the Company expects Adjusted EBITDA to decrease 7% to 9% from the prior year related to the difficult year-over-year comparison in its SKSS segment.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

For full-year 2023, Clean Harbors expects:
•Adjusted EBITDA in the range of $1.02 billion to $1.06 billion or a midpoint of $1.04 billion. This range is based on anticipated GAAP net income in the range of $372 million to $408 million; and
•Adjusted free cash flow in the range of $305 million to $345 million, or a midpoint of $325 million, which includes $85 million to $90 million of spend related to the Kimball incinerator. This range is based on anticipated net cash from operating activities in the range of $705 million to $765 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2023 and 2022 (in thousands, except percentages):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income	$115,766	$148,157	$188,167	$193,471
Accretion of environmental liabilities	3,486	3,197	6,893	6,353
Stock-based compensation	4,500	6,835	10,518	12,547
Depreciation and amortization	89,697	87,868	174,455	172,166
Other expense (income), net	1,283	(1,265)	1,167	(1,969)
Loss on early extinguishment of debt	—	—	2,362	—
Gain on sale of business	—	(8,864)	—	(8,864)
Interest expense, net of interest income	30,072	26,256	50,704	51,273
Provision for income taxes	42,702	46,886	68,378	64,352
Adjusted EBITDA	$287,506	$309,070	$502,644	$489,329
Adjusted EBITDA Margin	20.6%	22.8%	18.6%	19.4%
This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, gain on sale of business and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com difference between earnings per share and adjusted earnings per share, for the three and six months ended June 30, 2023 and 2022 (in thousands, except per share amounts):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Adjusted net income
Net income	$115,766	$148,157	$188,167	$193,471
Loss on early extinguishment of debt	—	—	2,362	—
Gain on sale of business	—	(8,864)	—	(8,864)
Tax-related valuation allowances and other*	—	(6,209)	(653)	(6,095)
Adjusted net income	$115,766	$133,084	$189,876	$178,512

Adjusted earnings per share
Earnings per share	$2.13	$2.71	$3.46	$3.54
Loss on early extinguishment of debt	—	—	0.04	—
Gain on sale of business	—	(0.16)	—	(0.16)
Tax-related valuation allowances and other*	—	(0.11)	(0.01)	(0.11)
Adjusted earnings per share	$2.13	$2.44	$3.49	$3.27
* Other amounts include ($0.7) million or ($0.01) per share of tax impacts from the loss on early extinguishment of debt for the six months ended June 30, 2023.

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and six months ended June 30, 2023 and 2022 (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Adjusted free cash flow
Net cash from operating activities	$207,565	$170,599	$235,573	$131,970
Additions to property, plant and equipment	(122,612)	(77,734)	(204,298)	(148,042)
Proceeds from sale and disposal of fixed assets	1,089	1,703	2,944	3,023
Adjusted free cash flow	$86,042	$94,568	$34,219	$(13,049)
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2023
Projected GAAP net income	$372	to	$408
Adjustments:
Accretion of environmental liabilities	14	to	13
Stock-based compensation	20	to	23
Depreciation and amortization	360	to	350
Loss on early extinguishment of debt	2	to	2
Interest expense, net	115	to	110
Provision for income taxes	137	to	154
Projected Adjusted EBITDA	$1,020	to	$1,060
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2023
Projected net cash from operating activities	$705	to	$765
Additions to property, plant and equipment	(410)	to	(430)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$305	to	$345
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial,
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues	$1,397,900	$1,356,312	$2,705,287	$2,525,421
Cost of revenues: (exclusive of items shown separately below)	947,512	898,469	1,879,026	1,741,858
Selling, general and administrative expenses	167,382	155,608	334,135	306,781
Accretion of environmental liabilities	3,486	3,197	6,893	6,353
Depreciation and amortization	89,697	87,868	174,455	172,166
Income from operations	189,823	211,170	310,778	298,263
Other (expense) income, net	(1,283)	1,265	(1,167)	1,969
Loss on early extinguishment of debt	—	—	(2,362)	—
Gain on sale of business	—	8,864	—	8,864
Interest expense, net	(30,072)	(26,256)	(50,704)	(51,273)
Income before provision for income taxes	158,468	195,043	256,545	257,823
Provision for income taxes	42,702	46,886	68,378	64,352
Net income	$115,766	$148,157	$188,167	$193,471
Earnings per share:
Basic	$2.14	$2.73	$3.48	$3.56
Diluted	$2.13	$2.71	$3.46	$3.54
Shares used to compute earnings per share - Basic	54,092	54,318	54,084	54,362
Shares used to compute earnings per share - Diluted	54,448	54,597	54,422	54,639

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$238,776	$492,603
Short-term marketable securities	87,346	62,033
Accounts receivable, net	981,233	964,603
Unbilled accounts receivable	122,679	107,010
Inventories and supplies	325,882	324,994
Prepaid expenses and other current assets	92,559	82,518
Total current assets	1,848,475	2,033,761
Property, plant and equipment, net	2,082,693	1,980,302
Other assets:
Operating lease right-of-use assets	181,243	166,181
Goodwill	1,288,291	1,246,878
Permits and other intangibles, net	626,320	620,782
Other	74,315	81,803
Total other assets	2,170,169	2,115,644
Total assets	$6,101,337	$6,129,707

Current liabilities:
Current portion of long-term debt	$10,000	$10,000
Accounts payable	374,438	446,629
Deferred revenue	105,327	94,094
Accrued expenses and other current liabilities	348,857	396,716
Current portion of closure, post-closure and remedial liabilities	21,802	23,123
Current portion of operating lease liabilities	53,991	49,532
Total current liabilities	914,415	1,020,094
Other liabilities:
Closure and post-closure liabilities, less current portion	108,522	105,596
Remedial liabilities, less current portion	102,560	106,372
Long-term debt, less current portion	2,294,306	2,414,828
Operating lease liabilities, less current portion	129,058	119,259
Deferred tax liabilities	346,328	350,389
Other long-term liabilities	96,262	90,847
Total other liabilities	3,077,036	3,187,291
Total stockholders’ equity, net	2,109,886	1,922,322
Total liabilities and stockholders’ equity	$6,101,337	$6,129,707
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$188,167	$193,471
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	174,455	172,166
Allowance for doubtful accounts	1,209	6,927
Amortization of deferred financing costs and debt discount	2,718	3,135
Accretion of environmental liabilities	6,893	6,353
Changes in environmental liability estimates	387	1,232
Deferred income taxes	(356)	2,226
Other expense (income), net	1,167	(1,969)
Stock-based compensation	10,518	12,547
Loss on early extinguishment of debt	2,362	—
Gain on sale of business	—	(8,864)
Environmental expenditures	(16,323)	(7,028)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(5,659)	(263,584)
Inventories and supplies	(1,111)	(23,888)
Other current and non-current assets	(22,749)	(25,504)
Accounts payable	(78,139)	45,748
Other current and long-term liabilities	(27,966)	19,002
Net cash from operating activities	235,573	131,970
Cash flows used in investing activities:
Additions to property, plant and equipment	(204,298)	(148,042)
Proceeds from sale and disposal of fixed assets	2,944	3,023
Acquisitions, net of cash acquired	(120,636)	(68,766)
Proceeds from sale of business, net of transaction costs	—	17,486
Additions to intangible assets including costs to obtain or renew permits	(1,114)	(836)
Purchases of available-for-sale securities	(74,451)	(23,182)
Proceeds from sale of available-for-sale securities	50,290	32,835
Net cash used in investing activities	(347,265)	(187,482)
Cash flows used in financing activities:
Change in uncashed checks	2,392	475
Tax payments related to withholdings on vested restricted stock	(4,335)	(2,571)
Repurchases of common stock	(8,001)	(33,694)
Deferred financing costs paid	(6,346)	(321)
Payments on finance leases	(7,588)	(6,552)
Principal payments on debt	(618,975)	(8,768)
Proceeds from issuance of debt	500,000	—
Borrowing from revolving credit facility	114,000	—
Payment on revolving credit facility	(114,000)	—
Net cash used in financing activities	(142,853)	(51,431)
Effect of exchange rate change on cash	718	(1,001)
Decrease in cash and cash equivalents	(253,827)	(107,944)
Cash and cash equivalents, beginning of period	492,603	452,575
Cash and cash equivalents, end of period	$238,776	$344,631

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$49,257	$48,104
Income taxes paid, net of refunds	92,494	29,307
Non-cash investing activities:
Property, plant and equipment accrued	26,427	21,156
Remedial liability assumed in acquisition of property, plant and equipment	—	13,073
ROU assets obtained in exchange for operating lease liabilities	38,474	20,686
ROU assets obtained in exchange for finance lease liabilities	13,992	7,646

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	June 30, 2023			June 30, 2022
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,161,482	$10,554	$1,172,036	$1,084,506	$6,237	$1,090,743
Safety-Kleen Sustainability Solutions	236,302	(10,554)	225,748	271,727	(6,237)	265,490
Corporate Items	116	—	116	79	—	79
Total	$1,397,900	$—	$1,397,900	$1,356,312	$—	$1,356,312

	For the Six Months Ended
Revenue	June 30, 2023			June 30, 2022
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$2,222,464	$20,313	$2,242,777	$2,025,304	$12,884	$2,038,188
Safety-Kleen Sustainability Solutions	482,600	(20,313)	462,287	499,966	(12,884)	487,082
Corporate Items	223	—	223	151	—	151
Total	$2,705,287	$—	$2,705,287	$2,525,421	$—	$2,525,421

	For the Three Months Ended		For the Six Months Ended
Adjusted EBITDA	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Environmental Services	$305,622	$269,341	$533,967	$452,943
Safety-Kleen Sustainability Solutions	53,415	97,010	94,878	148,887
Corporate Items	(71,531)	(57,281)	(126,201)	(112,501)
Total	$287,506	$309,070	$502,644	$489,329

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com